                                                                    Exhibit 32.2

                  Written Statement of Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        The undersigned, the Chief Financial Officer of LCC International, Inc. (the "Company"), hereby certifies that, to his knowledge on the date hereof:

        (a) the Form 10-Q of the Company for the quarterly period ended September 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


        A signed original of this written statement required by Section 906 has been provided to LCC International, Inc. and will be retained by LCC International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




                             /s/ Graham B. Perkins
                             ---------------------------------------------
                             Graham B. Perkins
                             Senior Vice President, Chief Financial
                             Officer and Treasurer
                             October 24, 2003